UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

INNOVATIVE EYEWEAR, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

INNOVATIVE EYEWEAR, INC.

11900 Biscayne Blvd., Suite 630

North Miami, Florida, 33181

May 28, 2024

To the Stockholders of Innovative Eyewear, Inc.:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Innovative Eyewear, Inc. (the “Company”) to be held on a virtual basis on Monday, July 8, 2024 at 10:00 a.m. Eastern Time, for the following purposes:

1.

To elect Harrison Gross, Louis Castro, Kristen McLaughlin and Olivia Bartlett as directors to the Company (the “Board” or “Board of Directors”) to hold office until the Company’s 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.

To approve an amendment (the “Split Amendment”) to our Articles of Incorporation, as amended (the “Articles of Incorporation”) to effect a reverse stock split of our issued and outstanding Common Stock at a range of between 1-for-8 and 1-for-24, (the “Reverse Split”) and with such Reverse Split to be effected at such time and date, if at all, and in the amount determined by the Board in its sole discretion (provided that it is effected within one year of the date on which the stockholders of the Company approve the Reverse Stock Split);

4.	To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock upon the exercise of the investor’s warrants to purchase up to 4,200,822 shares of our common stock, at a per warrant exercise price of $0.244 (the “Investor Warrants”) and the issuance of shares of our common stock upon the exercise of the placement agent’s warrants to purchase up to 315,062 shares of our common stock, at an exercise price of $0.305 (the “Placement Agent Warrants” together with the Investor Warrants, the “May 2024 Offering Warrants”) issued on May 1, 2024 (the “May 2024 Offering”); and

5.	To transact any other business which may properly be brought before the Annual Meeting or any adjournment thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, AS WELL AS A VOTE FOR EACH OF PROPOSAL 2, PROPOSAL 3, and PROPOSAL 4.

The Board has fixed the close of business on May 3, 2024 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. You are requested to carefully read the Proxy Statement and accompanying Notice of Annual Meeting for a more complete statement of matters to be considered at the Annual Meeting.

Sincerely yours,

/s/ Harrison Gross
Harrison R. Gross
Chief Executive Officer and Director
Innovative Eyewear, Inc.

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE READ THE PROXY STATEMENT AND PROMPTLY VOTE YOUR PROXY VIA THE INTERNET, BY TELEPHONE OR, IF YOU RECEIVED A PRINTED FORM OF PROXY IN THE MAIL, BY COMPLETING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE ANNUAL MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE VIRTUAL MEETING AND VOTING.

IF YOU HAVE ALREADY VOTED OR DELIVERED YOUR PROXY FOR THE ANNUAL MEETING, YOUR VOTE WILL BE COUNTED, AND YOU DO NOT HAVE TO VOTE YOUR SHARES AGAIN. IF YOU WISH TO CHANGE YOUR VOTE, YOU SHOULD REVOTE YOUR SHARES.

THE PROXY STATEMENT, OUR FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023 WILL BE MAILED IF REQUESTED BY A STOCKHOLDER.

Innovative Eyewear, INC.

11900 Biscayne Blvd., Suite 630

North Miami, Florida, 33181

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on July 8, 2024

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Innovative Eyewear, Inc. (the “Company”) for use at the 2024 Annual Meeting of Stockholders of the Company and at all adjournments and postponements thereof (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m. Eastern Time on July 8, 2024 on a virtual basis for the following purposes:

1.

To elect Harrison Gross, Louis Castro Kristen McLaughlin and Olivia Bartlett as directors to the Company (the “Board” or “Board of Directors”) to hold office until the Company’s 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.

To approve an amendment (the “Split Amendment”) to our Articles of Incorporation, as amended (the “Articles of Incorporation”) to effect a reverse stock split of our issued and outstanding Common Stock at a ratio of between 1-for-8 and 1-for-24 (the “Reverse Split”) and with such Reverse Split to be effected at such time and date, if at all, and in the amount determined by the Board in its sole discretion (provided that it is effected within one year of the date on which the stockholders of the Company approve the Reverse Stock Split);

4.	To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock upon the exercise of the investor’s warrants to purchase up to 4,200,822 shares of our common stock, at a per warrant exercise price of $0.244 (the “Investor Warrants”) and the issuance of shares of our common stock upon the exercise of the placement agent’s warrants to purchase up to 315,062 shares of our common stock, at an exercise price of $0.305 (the “Placement Agent Warrants” together with the Investor Warrants, the “May 2024 Offering Warrants”) issued on May 1, 2024 (the “May 2024 Offering”); and

5.	To transact any other business which may properly be brought before the Annual Meeting or any adjournment thereof.

The Board unanimously recommends a vote “FOR” the approval of each of the Director Nominees, and a vote “FOR” each of Proposal 2, Proposal 3, and Proposal 4.

Stockholders of record of our Common Stock at the close of business on May 3, 2024 (the “Record Date”) will be entitled to notice of, and are cordially invited to, attend the virtual Annual Meeting and to attend any adjournment or postponement thereof. However, to assure your representation at the Annual Meeting, please vote your proxy via the internet, by telephone, or by completing, dating, signing and returning the enclosed proxy. Whether or not you expect to attend the Annual Meeting, please read the Proxy Statement and then promptly vote your proxy in order to ensure your representation at the Annual Meeting.

You may cast your vote by visiting https://www.virtualshareholdermeeting.com/LUCY2024. You may also have access to the materials for the Annual Meeting by visiting the website: https://www.virtualshareholdermeeting.com/LUCY2024. You will need to use the control number appearing on your proxy card to vote prior to or at the Annual Meeting.

Each share of Common Stock entitles the holder thereof to one vote. A complete list of stockholders of record entitled to vote at this Annual Meeting will be available for ten days before this Annual Meeting at the principal executive office of the Company for inspection by stockholders during ordinary business hours for any purpose germane to this Annual Meeting.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

This notice and the attached proxy statement are first being mailed to stockholders on or about May 28, 2024.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Harrison Gross
Harrison R. Gross
Chief Executive Officer and Director
Innovative Eyewear, Inc.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE DIRECTOR NOMINEES AND “FOR” EACH OF PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4, AND FOR ANY OTHER PROPOSAL PROPERLY PRESENTED AT THE TIME OF THE ANNUAL MEETING. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

i

PROXY STATEMENT

INNOVATIVE EYEWEAR, INC.
ANNUAL MEETING OF STOCKHOLDERS
to be held virtually at 10:00 a.m. Eastern Time on Monday, July 8, 2024

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these Proxy Materials?

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Innovative Eyewear, Inc. for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on a virtual basis on Monday, July 8, 2024 at 10:00 a.m. Eastern time, and at any postponement(s) or adjournment(s) thereof. This proxy statement gives you information on these proposals so that you can make an informed decision.

In this proxy statement, we refer to Innovative Eyewear, Inc. as the “Company”, “we”, “us” or “our” or similar terminology.

What is included in these materials?

These materials include:

●	This Proxy Statement for the Annual Meeting;

●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2023; and

●	A proxy card (if you are a stockholder of record) or a voting instruction form (if you are a beneficial owner of shares held in street name).

How do I attend the Annual Meeting?

In order to attend the virtual Annual Meeting, where you will be able to listen to the meeting live, submit questions and vote online, you must register in advance at www.virtualshareholdermeeting.com/LUCY2024. Registration will start beginning May 29, 2024 at 10:00 A.M., Eastern Time. Enter the control number printed on your proxy card on the virtual meeting site and follow the instructions to register to attend the meeting. Prior to the start of the Annual Meeting, you will need to log into the meeting site using your control number.

Stockholders wishing to dial into the Annual Meeting by telephone can call 1-800-690-6903 and enter their 16-digit control number to enter, beginning ten minutes before the start of the Annual Meeting. However, those dialing into the Annual Meeting through this means will not be able to submit questions or to vote online during the Annual Meeting.

Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our Common Stock, par value $0.00001 per share (the “Common Stock”), on May 3, 2024 (the “Record Date”) may vote at the Annual Meeting. There were 17,501,066 shares of Common Stock outstanding on the Record Date, each having one vote per share. Information about the stockholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors” on page 17 of this Proxy Statement.

What is the proxy card?

The proxy card enables you to appoint Harrison R. Gross, our Chief Executive Officer and Konrad Dabrowski, our Chief Financial Officer, as your representatives at the Annual Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing Messrs. Gross and Dabrowski to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we think that it is a good idea to complete and return your proxy card before the Annual Meeting date just in case your plans change. If a proposal properly comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment. The proxy card (or voter information form) will also contain your control number. You will need to use the control number appearing on your proxy card to vote prior to or at the Annual Meeting.

What am I voting on?

You are being asked to vote:

1.

To elect Harrison Gross, Louis Castro, Kristen McLaughlin and Olivia Bartlett as directors of the Company to hold office until the Company’s 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.

To approve an Amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of between 1-for-8 and 1-for-24;

4.	To approve of the issuance of shares of common stock upon the exercise of the May 2024 Offering Warrants in accordance with Nasdaq Listing Rule 5635(d); and

5.	To transact any other business which may properly be brought before the Annual Meeting or any adjournment thereof.

How does the Board recommend that I vote?

Our Board unanimously recommends that the stockholders vote “FOR” all of the Director Nominees, and “FOR” each of Proposal 2, Proposal 3, and Proposal 4.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company you are a “stockholder of record” who may vote at the Annual Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares as described below. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by or at the direction of your broker or nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to vote your shares and to attend the Annual Meeting as described below. Whether or not you plan to attend the Annual Meeting, please vote prior to the Annual Meeting as described below to ensure that your vote is counted.

How do I vote my shares?

There are four ways to vote:

(1) Via the Internet. Use the internet to vote by going to the internet address listed on your proxy; have your proxy card in hand as you will be prompted to enter your control number to create and submit an electronic vote. If you vote in this manner, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card or submit an electronic vote but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board.

(2) Via telephone. Using a touch-tone telephone, you may transmit your voting instructions to the number provided on your proxy card. Have your proxy card in hand as you will be prompted to enter your control number to create and submit a telephonic vote.

(3) In person on a virtual basis. You may vote at the Annual Meeting by following the instructions when you log-in for the Annual Meeting. Have your proxy card in hand as you will be prompted to enter your control number to vote at the Annual Meeting.

(4) By Mail. You may vote by mail. If you are a record holder, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided. If you are a beneficial holder you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

●	sending a written notice to our Senior Vice President of Finance Oswald Gayle, stating that you would like to revoke your proxy of a particular date;

●	signing another proxy card with a later date and returning it before the polls close at the Annual Meeting; or

●	voting at the Annual Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you may need to instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote at the Annual Meeting. If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion on certain routine matters, such as the ratification of the Auditor, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote.

How may I vote with respect to each proposal and how are votes counted?

Your voting options will be dependent on the particular proposal for which you wish to cast a vote. With respect to proposal 1 (the election of directors), you may vote “for” all of the Director Nominees or “withhold” authority to vote for one or all of the Director Nominees. With respect to proposals 2, 3, and 4 you may vote “for” or “against” the proposal or you may “abstain” from casting a vote on such proposal. Abstentions, votes marked “withheld” and broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. The election of the directors and the approval of the issuance of shares of common stock upon the exercise of the May 2024 Offering Warrants are “non-routine.” Thus, in tabulating the voting result for these proposals, shares that constitute broker non-votes are not considered votes cast on that proposal. The ratification of the appointment of the Auditor and reverse stock split are “routine” matters and therefore a broker may vote on these matters without instructions from the beneficial owner as long as instructions are not given.

How many votes are required to elect the Director Nominees as directors of the Company?

In the election of directors, the four persons receiving the highest number of affirmative votes at the Annual Meeting will be elected. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

How many votes are required to ratify the Company’s independent public accountants?

The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of Common Stock entitled to vote is required to ratify the Auditor as our independent registered public accounting firm for the year ending December 31, 2024. Abstentions will have no direct effect on the outcome of this proposal, but since this is a routine matter, brokers may vote at the Meeting on this proposal provided that they have not received instructions from a beneficial owner.

How many votes are required to approve the Amendment to the Company’s Articles of Incorporation?

The votes cast within the voting group favoring the action must exceed the votes cast opposing the action to approve the Amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio of between 1-for-8 and 1-for-24.

How many votes are required to approve the issuance of shares of common stock upon the exercise of the May 2024 Offering Warrants?

The votes cast within the voting group favoring the action must exceed the votes cast opposing the action to approve the issuance of shares of common stock upon the exercise of the May 2024 Offering Warrants.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for all of the Director Nominees, “for” proposals 2, 3, and 4.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

We may announce voting results at the Annual Meeting and then file a Current Report on Form 8-K announcing the voting results of the Annual Meeting.

Who can help answer my questions?

You can contact our Senior Vice President of Finance, Oswald Gayle, at (954) 826-0329 or by sending a letter to Mr. Gayle at the offices of the Company at 11900 Biscayne Blvd., Suite 630 North Miami, Florida 33181 with any questions about proposals described in this Proxy Statement or how to execute your vote.

Who bears the cost of soliciting proxies?

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. We expect to request nominee organizations to assist in the distribution of our proxy materials to their beneficial owner customers and may reimburse such organizations for certain of their reasonable out-of-pocket expenses related thereto. Our officers, directors and employees may assist in soliciting proxies or votes by telephone, electronic and personal communications, but no additional compensation will be paid to such individuals in connection with such activities.

THE ANNUAL MEETING

General

This Proxy Statement is being furnished to you, as a stockholder of Innovative Eyewear, Inc., as part of the solicitation of proxies by our Board for use at the Annual Meeting to be held on July 8, 2024, and any adjournment or postponement thereof. This Proxy Statement is first being furnished to stockholders on or about May 27, 2024. This Proxy Statement provides you with information you need to know to be able to vote or instruct your proxy how to vote at the Annual Meeting.

Date, Time, Place of Annual Meeting

The Annual Meeting will be held on a virtual basis on Monday July 8, 2024 at 10:00 a.m. Eastern Time, or such other date, time and place to which the Meeting may be adjourned or postponed.

Purpose of the Annual Meeting

At the Annual Meeting, the Company will ask stockholders to consider and vote upon the following proposals:

1.

To elect Harrison Gross, Louis Castro, Kristen McLaughlin and Olivia Bartlett as directors of the Company to hold office until the Company’s 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To approve the Amendment to the Company’s Article of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio between 1-for-8 and 1-for-24;

4.	To approve the issuance of shares of common stock upon the exercise of the May 2024 Offering Warrants; and

5.	To transact any other business which may properly be brought before the Annual Meeting or any adjournment thereof.

Recommendations of the Board

After careful consideration of each nominee for director, the Board unanimously determined to recommend that the stockholders vote “FOR” all of the Director Nominees, and “FOR” each of Proposal 2, Proposal 3, and Proposal 4.

Record Date and Voting Power

Our Board fixed the close of business on May 3, 2024, as the record date for the determination of the outstanding shares of Common Stock entitled to notice of, and to vote on, the matters presented at the Annual Meeting. As of the Record Date, there were 17,501,066 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote.

Quorum and Required Vote

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the meeting if a majority of the voting power of the capital stock of the Company that is issued and outstanding and entitled to vote at the Annual Meeting is represented at the Annual Meeting or by proxy. Abstentions, votes marked “withheld” and broker non-votes will count as present for purposes of establishing a quorum.

In the election of directors, the four persons receiving the highest number of affirmative votes cast at the Annual Meeting will be elected. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality. Broker non-votes will have no effect on the election of directors.

The votes cast within the voting group favoring the action must exceed the votes cast opposing the action to ratify the Auditor as our independent registered public accounting firm for the year ending December 31, 2024. Abstentions will have no effect on the ratification of the appointment of the Auditor. Brokers may use their discretion to vote shares held by them of record for this proposal if they have not been provided with voting instructions from the beneficial owner of the shares of Common Stock.

The votes cast within the voting group favoring the action must exceed the votes cast opposing the action to approve an Amendment to the Company’s Articles of Incorporation reducing the number of issued and outstanding shares of capital stock to effect the Reverse Stock Split. Brokers may use their discretion to vote shares held by them of record for this proposal if they have not been provided with voting instructions from the beneficial owner of the shares of Common Stock.

The votes cast within the voting group favoring the action must exceed the votes cast opposing the action to approve the issuance of shares of common stock upon the exercise of the May 2024 Offering Warrants. Shares present at the Annual Meeting that are not voted for or shares present by proxy where the stockholder properly withheld authority to vote for matter will not be counted toward that any frequency. Broker non-votes will have no effect on the approval of the issuance of shares of common stock upon the exercise of the May 2024 Offering Warrants.

Voting

There are four ways to vote:

1. Via the Internet. Use the internet to vote by going to the internet address listed on your proxy card; have your proxy card in hand as you will be prompted to enter your control number and to create and submit an electronic vote. If you vote in this manner, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card or submit an electronic vote but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board.

2. Via Telephone. Using a touch-tone telephone, you may transmit your voting instructions to the number provided on your proxy card. Have your proxy card in hand as you will be prompted to enter your control number to create and submit a telephonic vote.

3. In person on a virtual basis. You may vote at the Annual Meeting by following the instructions when you log-in for the Annual Meeting. Have your proxy card in hand as you will be prompted to enter your control number to vote at the Annual Meeting.

4. By mail. You may vote by mail. If you are a record holder, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided. If you are a beneficial holder you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

While we know of no other matters to be acted upon at this year’s Annual Meeting, it is possible that other matters may be properly presented at the Annual Meeting. If that happens and you have signed and not revoked a proxy card, your proxy will vote on such other matters in accordance with his best judgment.

Expenses

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, email or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Revocability of Proxies

Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

No Right of Appraisal

None of Florida law, our Articles of Incorporation, or our Bylaws, each as amended, provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Who Can Answer Your Questions About Voting Your Shares

You can contact our Senior Vice President of Finance, Oswald Gayle, at (954) 826-0329 or by sending a letter to Mr. Gayle at offices of the Company at 11900 Biscayne Blvd., Suite 630 North Miami, Florida 33181with any questions about proposals described in this Proxy Statement or how to execute your vote.

Principal Offices

The principal executive offices of the Company are located at 11900 Biscayne Blvd., Suite 630 North Miami, Florida 33181. The Company’s telephone number at such address is (954) 826-0329.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” the ELECTION of each director nominee, AND “FOR” EACH OF PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4, AND FOR ANY OTHER PROPOSAL PROPERLY PRESENTED AT THE TIME OF THE ANNUAL MEETING.

PROPOSAL 1
ELECTION OF DIRECTORS

Introduction

The Board has nominated the Director Nominees to stand for election at the Annual Meeting. Stockholders will be asked to elect each of the Director Nominees, each to hold office until the 2025 Annual Meeting of Stockholders or until his or her successor is elected and qualified. The enclosed proxy, if returned, and unless indicated to the contrary, will be voted for the election of each of the Director Nominees.

We have been advised by each of the Director Nominees that he or she is willing to be named as a nominee and each is willing to serve or continue to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other persons as may be designated by the Board.

Board Qualifications

We believe that the collective skills, experiences, and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. In selecting directors, the Board considers candidates that possess qualifications and expertise that will enhance the composition of the Board, including the considerations set forth below. The considerations set forth below are not meant as minimum qualifications, but rather as guidelines in weighing all of a candidate’s qualifications and expertise. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Director Nominees

Our Board currently consists of five directors. The Board of Directors has determined that at the 2024 Annual Meeting, only four directors are to be elected, each to serve until the next Annual Meeting of Stockholders and until his or her successor shall be elected and shall qualify. Each of the current director nominees listed below has determined to stand for reelection at the Annual Meeting and has been nominated for reelection to the Board. All of the Director Nominees are available for election as members of the Board. If for any reason a Director Nominee becomes unavailable for election, the proxies solicited by the Board will be voted for a substitute nominee selected by the Board.

The following sets forth the biographical background information for all of our Director Nominees:

Harrison Gross is one of the founders of Innovative Eyewear and has served as our Chief Executive Officer and as a director since August 2019, where he guides the company’s product and brand development. Prior to his employment at Innovative Eyewear, from August 2017 to August 2019, Mr. Gross served in various positions, including chief executive officer and media & UX lead, of Lucyd Ltd., our largest stockholder and the licensor of our technology which is also a smart eyewear development company where he developed the Lucyd brand identity and oversaw general operations and product development. Additionally, from November 2015 to August 2021, Mr. Gross served as the Digital Media Manager of Tekcapital PLC (“Tekcapital”) (LON: TEK), a university intellectual property investment firm that is the parent company of Tekcapital Europe Limited, and Lucyd Ltd, the holding company for Tekcapital’s shares in Innovative Eyewear, where he created, developed and marketed for the company’s licensed properties. Prior to that, from October 2013 to September 2014, Mr. Gross worked as a credit analyst for a Verizon, Inc. contractor, where he managed credit systems and provided support to Verizon agents. Mr. Gross is a graduate of Columbia University with a BA in Writing and received a BA in Jewish Studies from the Jewish Theological Seminary. Mr. Gross is well qualified to serve as a director due to his substantial knowledge of our product and his experience in marketing, product and app development.

Kristen Mclaughlin has served as one of our directors since August 2021. Ms. Mclaughlin has 20 years’ experience launching, managing and developing products in the eyewear, accessories, cosmetics and skincare industries. From March 2019 to April 2020, Ms. Mclaughlin served as the Global Marketing Director at DePasquale Companies, a skincare, hair care and cosmetics manufacturer, where she led the global marketing strategy and new product development. Prior to her employment at DePasquale Companies, from March 2000 to January 2019, Ms. Mclaughlin was employed at Silhouette International, an eyewear manufacturer, where she served as the Director of Marketing: Eyewear Manufacturer, Regional Sales Manager, and Brand Manager: Daniel Swarovski Crystal Eyewear. While at Silhouette International, Ms. Mclaughlin led the company’s brand portfolio in the U.S. and its brand direction, product development and campaign content. She has a BS and MBA from Ramapo College of New Jersey. Ms. Mclaughlin is well qualified to serve as a director due to her substantial experience in the eyewear industry and her experience in brand and product development.

Louis Castro has served as one of our directors since August 2021. Mr. Castro is an experienced public company director and chartered accountant. Mr. Castro is currently on the board of directors of the following public companies (1) Tekcapital where he has been a director since December 2019, (2) Orosur Mining Inc. (TSE:OMI), a company exploring for minerals in South America, where he has been chairman of the board since April 2020, (3) Stanley Gibbons Group plc (LON:SGI), a company that specializes in the retailing of collectable stamps and similar products, where he has been a director since June 2016, (4) Tomco Energy plc (LON:TOM), an oil exploration and technology company, where he has been a director since April 2021, (5) Predator Oil & Gas Holdings plc (LON:PRD), an oil and gas exploration company, where he has been a director since July 2020, and (6) Veteran Capital Corp. (TSX-V:VCC), a capital pool company, where he has been a director since January 2021. From September 2012 to June 2016, Mr. Castro was a director and, from September 2014 to June 2016 served as the Chief Financial Officer, of Eland Oil & Gas plc, a Nigerian focused upstream oil and natural gas exploration and production company, where he was responsible for the company’s finance, legal and corporate finance activities. Prior to his employment at Eland, from May 2011 to May 2014, Mr. Castro served as Head of Capital Markets and then as Chief Executive Officer of Northland Capital Partners, an investment bank, where he was responsible for the investment banks day-to-day activities. He is a fellow of the Institute of Chartered Accountants of England & Wales, has a double degree in Engineering Production and Economics from Birmingham University and attended the Postgraduate Advanced Course in Production Management and Methods at Cambridge University. Mr. Castro is well qualified to serve as a director due to his substantial experience as a director of public companies and his distinction as chartered accountant.

Olivia C. Bartlett has served as one of our directors since August 2021. Ms. Bartlett has been in the eyewear industry for over 40 years holding various roles including optician, optical manager, marketing manager and operations management. Since September 2015, Ms. Bartlett has been the Chief Operating Officer of Todd Rogers Eyewear, a specialty eyewear company, where she manages the day-to-day operations of the company. Prior to her time at Todd Rogers Eyewear, from March 2010 to May 2015, Ms. Bartlett was the sales representative for eyewear sales in the northeast of Massachusetts for Safilo USA, a specialty eyewear company. Additionally, from September 2013 to May 2018, Ms. Bartlett was an Adjunct Professor at Benjamin Franklin Institute of Technology in Boston, Massachusetts. Since February 2020 Ms. Bartlett has been the President of the Opticians Association of America, a national organization representing the professional, business, educational, legislative and regulatory interests of opticianry. Prior to that, Ms. Bartlett was a director for ten years for the Opticians Association of Massachusetts. Ms. Bartlett has received a number of awards through her time in the industry, including but not limited to, the 2020 Eyecare Business Game Changer Award and the 2020 and 2018 Vision Monday Most Influential Woman Executive. Ms. Bartlett received her Massachusetts Opticians license in 1987 and is ABO certified. Ms. Bartlett received her BA in Political Science from Clark University. Ms. Bartlett is well qualified to serve as a director due to her substantial experience in the optical industry.

In addition to the foregoing, we believe that each of the Director Nominees that is nominated for reelection is well-qualified to serve as a member of our Board due to their prior experience and work with and on our Board.

Required Vote

In the election of directors, the four persons receiving the highest number of affirmative votes cast at the Annual Meeting will be elected.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Director Nominees and Executive Officers as of the Date of this Proxy Statement

Listed below are the names of the current director nominees and executive officers of the Company, their ages and positions held as of the Record Date and biographies if not disclosed above:

Name	Age	Position
Harrison R. Gross	31	Chief Executive Officer and Director
Konrad Dabrowski	41	Chief Financial Officer
Kristen Mclaughlin	51	Director
Louis Castro	65	Director
Olivia C. Bartlett	65	Director

Konrad Dabrowski, CPA served as a director of the company from June 2017 to August 2019. He has served as our Chief Financial Officer on a part-time basis since August 2019. Between June 2017 and July 2020, Mr. Dabrowski has served as the group controller, and starting on July 2020 the Chief Financial Officer of Tekcapital PLC (“Tekcapital”), where he co-manages the group’s investment strategy and oversees financial reporting for all of its portfolio companies. Prior to his employment at Tekcapital, from March 2016 to June 2017, Mr. Dabrowski was a Global Accounting Manager for Restaurant Brands International (NYSE:QSR), a multinational fast food holding company, where he oversaw accounting and tax projects for Burger King within the Europe Middle East and Africa (EMEA) market. Prior to his employment at Restaurant Brands International, Mr. Dabrowski was an Audit Manager at Deloitte, where he managed end-to-end accounting audits for a portfolio of public and private corporate clients. Mr. Dabrowski has a Master’s in Finance and Banking from the Warsaw School of Economics and is a Certified Public Accountant.

To the best of the Company’s knowledge, there are no other arrangements or understandings currently existing between any director, Director Nominee or executive officer and any other person pursuant to which any person was selected as a director, Director Nominee or executive officer. There are no family relationships between any of the Company’s directors, Director Nominees or executive officers.

To the Company’s knowledge there have been no material legal proceedings as described in instruction 4 to Item 103 of Regulation S-K or Item 401(f) of Regulation S-K during the last ten years that are material to an evaluation of the ability or integrity of any of the Company’s directors or executive officers.

Board of Directors and Corporate Governance

General

Our Board oversees the activities of our management in the handling of the business and affairs of our company. Our Common Stock trades on the Nasdaq Capital Market and we are subject to listing requirements which include the requirement that our Board be comprised of a majority of “independent” directors. We have determined that Mr. Louis Castro, Mss. Kristen Mclaughlin and Olivia Bartlett are “independent” directors under NASDAQ listing standards. The Board of Directors has separately designated audit, compensation and nominating and governance committees.

Committees of the Board

We have three standing committees of the Board: the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of the board committees act pursuant to a separate written charter adopted by our board of directors, each of which is available on our website at www.lucyd.co. Our board of directors may at any time or from time to time appoint certain other committees in its sole discretion as it deems necessary or appropriate to carry out its functions.

Audit Committee

The Audit Committee consists of Mr. Louis Castro (Chair) and Mss. Kristen Mclaughlin and Olivia Bartlett. The Board has determined that all of the members of the Audit Committee are “independent,” as defined by NASDAQ listing standards and by applicable SEC rules. In addition, the Board has determined that Mr. Castro is an audit committee financial expert, as that term is defined by the SEC rules, by virtue of having the following attributes through relevant experience: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves; (iii) experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions. The function of the Audit Committee relates to oversight of the auditors, the auditing, accounting, and financial reporting processes, and the review of the Company’s financial reports and information. In addition, the functions of the Audit Committee will include, among other things, recommending to the Board the engagement or discharge of independent auditors, discussing with the auditors their review of the Company’s quarterly results and the results of their audit, and reviewing the Company’s internal accounting controls.

Compensation Committee

The Compensation Committee consists of Ms. Kristen Mclaughlin (Chair) and Mr. Louis Castro. The Board has determined that all of the members of the Compensation Committee are “independent,” as defined by NASDAQ listing standards. The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our President and Chief Executive Officer and our other executive officers, including all of the executive officers named in the Summary Compensation Table under the heading “Executive Compensation” below (the “named executive officers”). Among its other duties, the Compensation Committee oversees all significant aspects of the Company’s compensation plans and benefit programs. The Compensation Committee annually reviews and approves corporate goals and objectives for the President and Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee also recommends to the Board the compensation and benefits for members of the Board. The Compensation Committee has also been appointed by the Board to administer our 2021 Equity Incentive Plan. The Compensation Committee does not delegate any of its authority to other persons.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mss. Olivia Bartlett (Chair) and Kristen Mclaughlin. The majority of committee members are independent under applicable NASDAQ rules and regulations. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential board members, making recommendations to the full board as to nominees for election to the board, assessing the effectiveness of the board and implementing our corporate governance guidelines.

Code of Ethics

We have adopted a formal code of ethics that applies to our directors and principal executives and financial officers or persons performing similar functions. A copy of our Code of Ethical Conduct can be found on our website under “Investors” at www.lucyd.co.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in fiscal year 2023, all Forms 3, 4 and 5 were timely filed with the SEC by such reporting persons.

Board Diversity Matrix

Board Diversity Matrix (as of May 29, 2024)
Part I: Gender Identity	Male	Female	Non-Binary	Did Not Disclose Gender
Directors (4 total)	2	2
Part II: Demographic Background	Male	Female	Non-Binary	Did Not Disclose Gender
African American or Black
Alaskan Native or American Indian
Asian
Hispanic, Latino or Latina
Native Hawaiian or Pacific Islander
White	2	2
Two or More Races or Ethnicities
LGBTQ+
Undisclosed

Executive Compensation

The following table sets forth the aggregate compensation paid to our named executive officers for the fiscal years ended December 31, 2023 and 2022. Individuals we refer to as our “named executive officers” include our Chief Executive Officer and our Chief Financial Officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards ($)	Option Awards(2) (3) ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Harrison Gross,	2023	154,102	-	-	129,800	-	-	5,545	289,447
Chief Executive Officer	2022	114,758	-	-	-	-	-	-	114,758

Konrad Dabrowski,	2023	105,347	-	-	121,357	-	-	95	226,799
Chief Financial Officer	2022	105,500	-	-	-	-	-	-	105,500

David Eric Cohen,	2023	143,297	-	-	78,090	-	-	4,241	225,628
Chief Technology Officer	2022	70,270	-	-	-	-	-	-	70,270

(1)	Salary amounts shown for Mr. Cohen include $34,500 paid in 2022, respectively, to Mr. Cohen as an independent consultant, prior to his hire as an employee on October 1, 2022.
(2)	Includes stock options granted to Messrs. Gross, Dabrowski, and Cohen on January 13, 2023 to purchase 90,000, 90,000, and 60,000 shares of the Company’s common stock, respectively, at an exercise price of $1.275 per share.
(3)	Includes stock options granted to Messrs. Gross, Dabrowski, and Cohen on December 18, 2023 to purchase 150,000, 120,000, and 70,000 shares of the Company’s common stock, respectively, at an exercise price of $0.45 per share.
(4)	Includes the Company-paid portion of health and welfare benefits.

Narrative Disclosure to Summary Compensation Table

Agreements with the Company’s Named Executive Officers

Harrison Gross

On August 11, 2021, we entered into an employment agreement with Harrison Gross to serve in the capacity of the Chief Executive Officer of the Company. We agreed to pay Mr. Gross an annual base salary of $85,800 for the remainder of 2021, and we also agreed that from the initial public offering date in August 2022, we increased his base salary to $150,000 per year. Pursuant to the terms of the employment agreement, our Board may exercise its sole discretion to grant Mr. Gross an annual bonus, the amount of which bonus shall be determined in the sole discretion of our Board. Additionally, in 2021, we granted Mr. Gross an option to purchase 100,000 shares of our common stock.

The employment agreement has an initial term of three years, and will terminate on the third anniversary of the effective date unless Mr. Gross and the Company agree otherwise in writing. If we terminate the employment agreement for any reason other than for cause (as such is defined in the agreement) or Mr. Gross terminates his employment for good reason (as such is defined in the agreement): (1) Mr. Gross shall be entitled to payment of his base salary for the balance of the agreement’s term; (2) if Mr. Gross elects to continue group health insurance benefits, we shall reimburse Mr. Gross for any COBRA premiums he pays for the duration of COBRA’s coverage; and, (3) we shall provide Mr. Gross with payment of all accrued amounts (as defined in the agreement).

Konrad Dabrowski

On August 11, 2021, we entered into an employment agreement with Konrad Dabrowski to serve as the Chief Financial Officer of the Company on a part-time basis, which agreement became effective on September 1, 2021. Mr. Dabrowski devotes 50% of his business time to our Company. We agreed to pay Mr. Dabrowski an annual base salary of $100,000. Pursuant to the terms of the employment agreement, we may exercise our discretion to grant Mr. Dabrowski an annual bonus, the amount of which bonus shall be determined in the sole discretion of the Company. Additionally, in 2021, we granted Mr. Dabrowski an option to purchase 60,000 shares of our common stock.

Following the effective date, the employment agreement shall continue, unless terminated by Mr. Dabrowski or the Company. Mr. Dabrowski’s employment is at-will, which may be terminated by the Company or by Mr. Dabrowski at any time and for any reason. Pursuant to the terms of the employment agreement, a sixty days’ written notice of termination or resignation is required. If Mr. Dabrowski notifies us of his resignation, or if we terminate Mr. Dabrowski’s employment agreement, the Company reserves the right to determine, in its sole discretion, whether Mr. Dabrowski will be required to actively work during the sixty-day notice period; however, Mr. Dabrowski will be entitled to receive his base salary for the duration of the sixty day notice period. The Company has the right to terminate Mr. Dabrowski’s employment agreement for cause (as defined in the agreement), which termination shall be effective immediately.

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR END

The following table presents information regarding outstanding equity awards held by the Company’s Named Executive Officers as of December 31, 2023.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Harrison Gross	375,000	-	-	$1.00	04/01/2024	-	-	-	-
	400,000	200,000	-	$3.56	05/05/2025	-	-	-	-
	77,756	22,244	-	$3.56	11/11/2024	-	-	-	-
	30,000	60,000	-	$1.28	01/13/2028	-	-	-	-
	50,000	100,000	-	$0.45	12/18/2028	-	-	-	-

Konrad Dabrowski	46,648	13,352	-	$3.56	11/11/2024	-	-	-	-
	30,000	60,000	-	$1.28	01/13/2028	-	-	-	-
	40,000	80,000	-	$0.45	12/18/2028	-	-	-	-

David Eric Cohen	46,648	13,352	-	$3.56	12/01/2024	-	-	-	-
	20,000	40,000	-	$1.28	01/13/2028	-	-	-	-
	23,333	46,667	-	$0.45	12/18/2028	-	-	-	-

Our 2021 Equity Incentive Plan was adopted by the Board and approved by our stockholders on July 1, 2021, under which:

(i)	Harrison Gross was issued stock options on August 11, 2021, to purchase 100,000 shares of our common stock;

(ii)	Konrad Dabrowski was issued stock options on August 11, 2021, to purchase 60,000 shares of our common stock;

All of these stock options issued under our 2021 Equity Incentive Plan are subject to time-based vesting, except for Mr. Castro’s July 21, 2021 option grant that vests upon an acquisition or flotation at a valuation greater than or equal to four times (400%) the most recent published annual Company valuation (2020: $2.7 million).

There were no options exercised by our executive officers during the years ended December 31, 2023 or 2022.

Additionally, the following awards were granted by the Company prior to the approval of the 2021 Equity Incentive Plan:

(i)	Mr. Gross was issued stock options on May 5, 2021 to purchase 600,000 shares of our common stock, which are subject to time-based vesting;

Director Compensation

The following table sets forth all compensation paid to our non-employee Board members during the year ended December 31, 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Frank Rescigna	5,000	-	-	-	-	-	5,000
Kristen Mclaughlin	55,000	-	20,393	-	-	-	75,393
Louis Castro	30,000	-	35,688	-	-	-	65,688
Olivia C. Bartlett	12,500	-	20,393	-	-	-	32,983

Mr. Rescigna is no longer a Board member as of December 31, 2023.

On January 13, 2023, we granted stock options to Ms. Mclaughlin, Mr. Castro, and Ms. Bartlett to purchase 20,000, 35,000, and 20,000 shares of the Company’s common stock, respectively, at an exercise price of $1.275 per share.

During the year ended December 31, 2023, option awards to purchase 20,000 shares of common stock that had been previously granted to Mr. Castro in 2021, were modified to extend their expiration date from July 21, 2023 to July 21, 2024. The incremental fair value (recognized as additional stock-based compensation expense for the year ended December 31, 2023) was approximately $1,300, which is not included in the table above.

The total number of option awards to our non-management Board members outstanding at December 31, 2023 was 170,000 in aggregate.

Security Ownership of Certain Beneficial Owner and Management and Related Stockholder Matters

The following table sets forth information as of May 3, 2024, regarding the beneficial ownership of our common stock:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

●	each of our named executive officers and directors; and

●	all our executive officers and directors as a group.

The address of each holder listed in the following table, except as otherwise indicated, is 11900 Biscayne Blvd., Suite 630, North Miami, Florida, 33181.

Percentage ownership shown in the following table is based on 17,501,066 shares of our common stock outstanding.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Beneficially Owned
Named Executive Officers and Directors
Harrison Gross(2)	804,418	4.39%
Konrad Dabrowski(3)	156,644	*	%
David Eric Cohen(4)	119,977	*	%
Kristen McLaughlin(5)	31,667	*	%
Louis Castro(6)	56,667	*	%
Olivia Bartlett(7)	31,667	*	%
All directors and executive officers as a group (6 persons)	1,201,040	6.42%
5% Stockholders
Lucyd Ltd.(8)	5,189,085	29.65%
Intracoastal Capital LLC(9) 2211A Lakeside Drive, Bannockburn, IL 60015	1,037,600	5.93%

*	Less than 1%.

(1)	We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which is generally determined by voting power and/or dispositive power with respect to securities. Unless otherwise noted, the shares of common stock listed above are owned as of the date of this proxy, and are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them.
(2)	Includes 804,418 shares of common stock issuable upon exercise of stock options held by Mr. Gross exercisable within 60 days of May 3, 2024.

(3)	Includes 156,644 shares of common stock issuable upon exercise of stock options held by Mr. Dabrowski exercisable within 60 days of May 3, 2024.
(4)	Includes 119,977 shares of common stock issuable upon exercise of stock options held by Mr. Cohen exercisable within 60 days of the date of May 3, 2024.
(5)	Includes 31,667 shares of common stock issuable upon exercise of stock options held by Ms. McLaughlin exercisable within 60 days of May 3, 2024.
(6)	Includes 56,667 shares of common stock issuable upon exercise of stock options held by Mr. Castro exercisable within 60 days of the date of May 3, 2024.
(7)	Includes 31,667 shares of common stock issuable upon exercise of stock options held by Ms. Bartlett exercisable within 60 days of the date of May 3, 2024.
(8)	Tekcapital plc, a public company listed on the London Stock Exchange, owns all issued and outstanding securities of Tekcapital Europe Ltd., which owns all issued and outstanding securities of Lucyd Ltd. As such, Tekcapital plc may be deemed to beneficially own the shares held by Lucyd Ltd. by virtue of their control over Lucyd Ltd. Tekcapital plc disclaims beneficial ownership of the shares held by Lucyd Ltd. Mr. Clifford Gross, the Chief Executive Officer of Tekcapital plc, is the father of Mr. Harrison Gross, our Chief Executive Officer.
(9)	Based on a Schedule 13G filed by Intracoastal Capital LLC on May 9, 2024 this includes 1,037,600 shares of common stock and does not include 1,798,915 shares of common stock issuable upon exercise of the warrants held by Intracoastal Capital LLC because such warrants contain beneficial ownership cap limitations under which the holder thereof does not have the right to exercise such warrants to the extent that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates, of more than 4.99% of the Company’s common stock. The holder may, however, upon providing written notice to the Company, decrease or increase the ownership cap limitation, provided that it may not exceed 9.99%.

Certain Relationships and Related Transactions, and Director Independence

On occasion we may engage in certain related party transactions. All prior related party transactions were approved by our board of directors and a majority of our issued and outstanding shares of capital stock. Upon the consummation of offering, our policy is that all related party transactions will be reviewed and approved by the Audit Committee of our Board of Directors prior to our entering into any related party transactions.

Management Service Agreement

On June 1, 2020, we entered into a management service agreement with Tekcapital Europe Ltd., an affiliate of our majority stockholder, Lucyd Ltd., whose Chief Executive Officer is the father of our Chief Executive Officer, pursuant to which we agreed to pay Tekcapital Europe Ltd. $25,000 per fiscal quarter for rent-free office space, utilities, advisory services and any other services in accordance with Tekcapital Europe Ltd.’s areas of expertise. The management agreement provided for a perpetual term, with the right of either party to terminate for any reason with 30 days’ notice. Effective February 1, 2022, the original management service agreement was amended to have us billed at $35,000 quarterly for advisory and other services, and in addition, Tekcapital Europe Ltd. began to bill us for an allocation of rent paid by Tekcapital Europe Ltd. on our behalf.

During the years ended December 31, 2023 and 2022, we incurred $140,000 under our management services agreement with Tekcapital Europe Ltd., and we also recognized $91,672 and $74,442 of rent expense for the years ended December 31, 2023 and 2022, respectively.

Convertible Note Financing

Through December 31, 2023, the Company had the availability of, but not the contractual right to, intercompany financing from Tekcapital and Affiliates in the form of either cash advances or borrowings under a convertible note.

The Note had an interest rate of 10.0% per annum, was unsecured, was to mature on December 1, 2023 and provided for conversion, at the election of Lucyd Ltd., into our common stock upon the earlier of (i) the Company consummating an equity financing pursuant to which it raises an aggregate amount of not less than $750,000, (ii) the Company entering into a transaction pursuant to which the Company sells not less than 10% of the Company’s shares, excluding any and all convertible notes which are convertible into shares, (iii) the Company lists its shares on a national securities exchange or (iv) the holder determines to convert the note. The note could be converted by the holder using the price of either (i) the per share purchase price paid for by investors under the terms of recent equity financing, (ii) the closing price of the Company’s trading shares on the relevant public exchange for the day immediately preceding the date of conversion of the note or (iii) the valuation of the last equity investment. The principal amount and accrued but unpaid interest under each note would automatically convert into shares of our common stock at the stated conversion price per share.

On August 15, 2022, in connection with our initial public offering, we completed the partial conversion of an aggregate of $2,002,280 of the outstanding balance of the convertible note, at $7.50 per share, into an aggregate of 266,970 shares of common stock. As of December 31, 2022, $61,356 remained outstanding on the note.

In January 2023, we borrowed an additional $48,143 under such the convertible note, and subsequently repaid the outstanding balance of the note in full in February 2023. No further amounts were borrowed under the note, and the note matured on December 1, 2023 with no amounts outstanding.

New Lucyd Ltd. Agreement

On March 1, 2024, the Company entered into an agreement with Lucyd Ltd. pursuant to which the Company can receive up to $1,250,000 either (a) in services provided by Lucyd Ltd. to the Company or (b) in cash upon request of funds by the Company. The Company has not borrowed any amounts under this agreement. Once funds or services are received by the Company, it will issue a convertible note to Lucyd Ltd. that will bear interest at 10% per annum and include the option to convert the convertible note into the Company’s common stock upon certain conversion events (as defined in the agreement). Upon issuance, the convertible note will have a maturity date of September 1, 2025, at which time all outstanding principal and accrued interest, if any, will be payable in full in cash or in the Company’s common stock at the discretion of the holder. The Company will be able to prepay the convertible notes at any time with the written consent of Lucyd Ltd. As of March 31, 2024, no amounts have been borrowed under this agreement.

Loan to Tekcapital Europe Ltd.

On January 11, 2024, the Company entered into an intercompany loan agreement (as lender) with Tekcapital Europe, Ltd. (as borrower) and Tekcapital Plc, the parent of Tekcapital Europe, Ltd. Pursuant to this agreement, the Company loaned 600,000 British pounds sterling (equivalent to approximately $768,000) to Tekcapital Europe, Ltd. The loan bears simple interest at a rate of 10% per annum and was required to be repaid on or before April 11, 2024. Tekcapital Plc executed the agreement as guarantor for Tekcapital Europe, Ltd. on the full amount of the loan.

Tekcapital Europe, Ltd. repaid the substantially all of the principal balance of the loan in March 2024. As of March 31, 2024, the only amounts remaining outstanding and payable to us under the loan were 7,616 British pounds sterling of principal and 10,717 British pounds sterling of accrued interest (in total, approximately $23,000).

Policies and Procedures for Related Party Transactions

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

Director Independence

Of our directors, we have determined that Mr. Louis Castro and Mss. Kristen Mclaughlin and Olivia Bartlett are “independent” directors under NASDAQ listing standards, while Harrison Gross is not independent under such standards. We have also determined that each of the three members of the Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder and under the NASDAQ listing standards. Further, the Board has determined that each of the two members of both the Compensation Committee and the Nominating and Corporate Governance Committee is “independent” under NASDAQ listing standards.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF THE
COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2024

Appointment of Independent Registered Public Accounting Firm

The Audit Committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s capabilities relative to our business; and the firm’s knowledge of our operations. Cherry Bekaert LLP has served as our independent registered public accounting firm since 2021. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed Cherry Bekaert LLP. to serve as our independent registered public accounting firm for the year ending December 31, 2024. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the audit committee to reconsider its appointment.

A representative of Cherry Bekaert LLP is not expected to attend the Annual Meeting.

Audit, Audit-Related and All Other Fees

Audit Fees

The aggregate fees billed for professional services rendered by our Independent Registered Public Accounting Firm, Cherry Bekaert LLP (PCAOB ID 00677), for the audit of our annual financial statements, review of our consolidated financial statements included in our quarterly reports, and other fees that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements for the years ended December 31, 2023 and December 31, 2022 were approximately $117,600 and $88,800, respectively.

Audit-Related Fees

There were approximately $58,700 of fees billed by our Independent Registered Public Accounting Firm for audit-related services for the fiscal years ended December 31, 2022, which included consent and comfort letter procedures related to our Form S-1filings, initial public offering, and due diligence procedures. There were no fees billed by our Independent Registered Public Accounting Firm for audit-related services for the fiscal year ended December 31, 2023.

Tax Fees

There were no fees billed for professional services rendered by our Independent Registered Public Accounting Firm for tax compliance, tax advice, and tax planning for the fiscal years ended December 31, 2023 and 2022.

All Other Fees

There were no fees billed for non-audit services by our Independent Registered Public Accounting Firm for the fiscal years ended December 31, 2023 and 2022.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed our financial statements for the fiscal year ended December 31, 2023 with both management and Cherry Bekaert LLP, our independent registered public accounting firm. In its discussion, management has represented to the Audit Committee that our financial statements for the fiscal year ended December 31, 2023 were prepared in accordance with generally accepted accounting principles.

The Audit Committee meets with our independent registered public accounting firm, with and without management present, to discuss the results of their annual audit and quarterly reviews, our internal controls and the overall quality of our financial reporting. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has considered and discussed with Cherry Bekaert LLP, Certified Public Accountants, such firm’s independence and the compatibility of the non-audit services provided by the firm with its independence.

Based on the Audit Committee’s review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Submitted by the Audit Committee of the Board of Directors

Mr. Louis Castro (Chair of the Audit Committee)

Kristen McLaughlin

Olivia Bartlett

Required Vote

Ratification of the appointment by the Audit Committee of the Auditor as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 requires that the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT BY THE BOARD OF CHERRY BEKAERT LLP, CERTIFIED PUBLIC ACCOUNTANTS AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING December 31, 2024.

PROPOSAL 3
APPROVAL FOR
THE AMENDMENT TO THE ARTICLES OF INCORPORATION

On May 16, 2024, our Board approved, to adopt the Amendment to our Articles of Incorporation effecting a Reverse Split of our issued and outstanding Common Stock at a ratio of between 1-for-8 and 1-for-24 and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion.

Effecting the Reverse Split requires that our Articles of Incorporation be amended. The text that will be incorporated into our Articles of Incorporation upon effecting the Reverse Split is attached as Annex A to this Proxy Statement. The Split Amendment, which will be filed within one day if approved at the Annual Meeting, will be effective upon the filing of such Amendment to the Articles of Incorporation in the form attached as Annex A with the Secretary of State of Florida with such filing to occur, if at all, at the sole discretion of the Board.

The reason for the Reverse Split is that it should increase the stock price of our Common Stock, which is currently trading on Nasdaq Capital Market (the “Exchange”), above $1.00 per share, whereby the Company will meet the continued listing standards to remain trading on the Exchange.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split.

The table below sets forth the number of shares of our Common Stock outstanding before and after the Reverse Split based on 17,501,066 shares of Common Stock outstanding as of the Record Date.

	Prior to the Reverse Split	Assuming a 8 for 1 Reverse Split	Assuming a 24 for 1 Reverse Split
Aggregate Number of Shares of Common Stock Outstanding	17,501,066	2,187,634	729,211

The Reverse Split will not have any impact on the number of authorized shares of Common Stock provided for in our Articles of Incorporation which shall remain at 50,000,000 shares.

Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because we will not be reducing out authorized shares of Common Stock. The additional authorized but unissued shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. We do not currently have any plans, proposals or arrangements to issue any of the potentially newly available authorized shares that result from the Reverse Split for any purposes. The Reverse Split is not part of a broader plan to take us private.

Reasons for the Reverse Split

The Board’s primary objective in effecting the Reverse Split, if necessary or if the Board otherwise desires, is to enable the Board to raise the per share trading price of our Common Stock, which is currently trading on the Exchange.

Our Board has determined that by increasing the market price per share of our Common Stock, we would meet the stock price element of the continued listing requirements of the Exchange. Our Board concluded that the liquidity and marketability of our Common Stock will be adversely affected if it is no longer quoted on a national securities exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. Our Board believes that current and prospective investors may view an investment in our Common Stock more favorably if our Common Stock continues to be quoted on the Exchange.

Our Board also believes that the Reverse Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that, after the Reverse Split, the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, or that our market capitalization will be equal to the market capitalization before the Reverse Split.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by up to a factor of ten. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by an equivalent multiple or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual stockholder would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. This has two disadvantages. First, the Exchange requires that we have a certain number of round lot stockholders to continue to be listed. Second, the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

The Reverse Split without the concurrent decrease of the authorized shares of Common Stock, will give our Board authority to issue additional shares that it would have been able to issue before the Reverse Split from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of the Exchange.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

It is anticipated that the Amendment will be filed with the Secretary of State of Florida within one day of the Annual Meeting if it is approved by the stockholders (the “Effective Time”). Upon the filing of the Split Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board. For example, if you presently hold 1,000 shares of our Common Stock, you would hold between 72 and 42 shares of our Common Stock after the split.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we will issue one share in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

Effect on Registration and Stock Trading

We are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock. If the proposed Reverse Split is implemented, we will request that our Common Stock continue to be listed under the symbol “LUCY,” however we cannot guarantee that the Exchange will permit our use of “LUCY.” If “LUCY” is not available to us, we will announce our new symbol as soon as practicable.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of Common Stock following the Reverse Split, that stockholder will receive certificate representing 151 shares of Common Stock.

As of the Record Date, we had 3,779 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees. Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

The Reverse Split will not have any effect on the authorized number of shares of our Common Stock which is currently 50,000,000 shares. In accordance with our Articles of Incorporation and Florida law, our stockholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

As previously described, although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because we will not be reducing our authorized shares of Common Stock. The additional shares of Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Split without the concurrent decrease of the authorized shares of common stock, will give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of the Exchanges. The Reverse Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split. Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Required Vote

Approval for the Amendment to the Company’s Articles of Incorporation requires that the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

Recommendation of the board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION.

PROPOSAL 4
aPPROVAL OF THE WARRANT ISSUANCE

We are seeking stockholder approval, as required by Nasdaq Listing Rule 5635(d), of the issuance of more than 19.99% of the outstanding shares of common stock in connection with the transactions contemplated by the Securities Purchase Agreement (defined below), including the exercise of the May 2024 Offering Warrants.

Terms of the Securities Purchase Agreement and Warrant Agreement

On April 28, 2024, we entered the securities purchase agreement (the “Securities Purchase Agreement”), with accredited investors (the “Investors”), for the certain securities, including Investors Warrants to purchase up to 4,200,822 shares of common stock (the “Investor Warrant Shares”) and Placement Agent Warrants to purchase up to 315,062 shares of common stock (the “Placement Agent Warrant Shares” together with the Investor Warrant Shares, the “Warrant Shares”). The May 2024 Offering Warrants were sold in a private placement pursuant to exemptions from registration in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and/or the safe harbors under Rule 506 of Regulation D and/or Regulation S promulgated thereunder.

The Investor Warrants are exercisable at an initial exercise price of $0.244 per share, subject to certain adjustments, for a term of five (5) years, commencing from the date approval of this Proposal 4 is obtained. The Placement Agent Warrants are exercisable at an initial exercise price of $0.305 per share, subject to certain adjustments, for a term of five (5) years from the commencement of sales in the May 2024 Offering.

Prior to obtaining stockholder approval of this Proposal 4, the May 2024 Offering Warrants may not be exercised for shares of common stock.

Holders of the Series May 2024 Offering Warrants are subject to a beneficial ownership cap limitation of either 4.99% or 9.99% (the “Ownership Cap”), at such holder’s election, and the holders shall not be able to convert or exercise any of the May 2024 Offering Warrants in excess of that limitation. Any holder of the May 2024 Offering Warrants may, upon providing written notice to the Company, decrease or increase the Ownership Cap, provided that in no event shall the Ownership Cap exceed 9.99%.

Nasdaq Listing Rules

Because our common stock is traded on the Nasdaq Capital Market, we are subject to the Nasdaq Listing Rules, including Rule 5635(d).

Pursuant to Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the Minimum Price.

Accordingly, to comply with Listing Rule 5635(d) and our undertakings in the Securities Purchase Agreement, we are seeking stockholder approval of the issuance of shares of our common stock upon exercise of the May 2024 Offering Warrants.

Consequences of Not Obtaining Stockholder Approval

If stockholders do not vote in favor of this Nasdaq issuance proposal, the May 2024 Offering Warrants will not be exercisable. We are obligated under the Securities Purchase Agreement to call a stockholder meeting within ninety (90) days of the closing date of the May 2024 Offering and every ninety (90) days thereafter to seek approval of the Warrant Exercise Proposal from our stockholders until the earlier of the date such approval is obtained or the May 2024 Offering Warrants are no longer outstanding.

Additional Information

This summary is intended to provide you with basic information concerning the Securities Purchase Agreement and the May 2024 Offering Warrants. The full text of the Securities Purchase Agreement and the form of Investor Warrant and Placement Agent Warrant were filed as exhibits to our Current Report on Form 8-K filed with the SEC on May 1, 2024 (the “May 1st Form 8-K”). The May 1st Form 8-K and the documents filed as exhibits thereto are incorporated herein by reference.

Required Vote

Approval for the issuance of shares of common stock upon the exercise of the May 2024 Offering Warrants required that the votes cast within the voting group favoring the action must exceed the votes cast opposing the action for the approval of this Proposal 4. Broker non-votes (if any) and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.

Recommendation of the board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE EXERCISE OF THE MAY 2024 OFFERING WARRANTS.

OTHER INFORMATION

Proxy Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s officers and regular employees may solicit proxies personally or by telephone. The Company does not intend to utilize a paid solicitation agent.

Proxies

A stockholder may revoke his, her or its proxy at any time prior to its use by giving written notice to the Secretary of the Company, by executing a revised proxy at a later date. Proxies in the form enclosed, unless previously revoked, will be voted at the Annual Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of the Board.

Securities Outstanding; Votes Required

As of the close of business on the Record Date there were 17,501,066 shares of Common Stock outstanding. Stockholders are entitled to one vote for each share of Common Stock owned. In the election of directors, the four persons receiving the highest number of affirmative votes cast at the Annual Meeting will be elected. The affirmative vote of a majority of the shares of Common Stock which voted at the Annual Meeting is required for approval of Proposals 2, 3 and 4. Shares of the Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Annual Meeting, regardless of how or whether such shares are voted on any specific proposal.

Other Business

Our Board knows of no other matter to be presented at the Annual Meeting. If any additional matter should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Deadline for Submission of Stockholder Proposals and Director Nominations for 2024 Annual Meeting of Stockholders

Stockholders intending to present a proposal at our 2025 Annual Meeting must comply with the requirements set forth in the Bylaws and comply with the requirement of Rule 14a-8 of the Exchange Act. The Bylaws require, among other things, that a stockholder must have given timely notice any proposal in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than one hundred twenty (120) days prior to the first anniversary of the preceding year’s proxy statement; provided, however, that in the event no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) days in advance of such annual meeting or ten (10) days following the day on which notice or public disclosure of the date of the meeting is first made by the Corporation. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline. Proposals not submitted in accordance with such requirements will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the proxy materials for the 2025 Annual Meeting of Stockholders.

The Chairman of the meeting shall have the power to determine and declare to the meeting whether a proposal of business was made in accordance with the procedures prescribed by these Amended and Restated Bylaws, and if the Chairman should so determine that such proposal of business was not made in compliance with these Amended and Restated Bylaws, declare to the meeting that no action shall be taken on such proposal and such defective proposal shall be disregarded.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Secretary. A summary of all stockholder communications will be presented to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Additional Information

Accompanying this Proxy Statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Such Report includes the Company’s audited financial statements for the 2023 fiscal year and certain other financial information, which is incorporated by reference herein.

In addition, we are subject to certain informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Oswald Gayle, Senior Vice President of Finance, at 11900 Biscayne Blvd., Suite 630 North Miami, FL 33181.

Householding

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 8, 2024

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the proxy materials, dated May 28, 2024 (the “Proxy Statement”), in connection with the annual meeting of stockholders of Innovative Eyewear, Inc., (the “Company”) and at any adjournments or postponements thereof (the “Meeting”) to be held at 10:00 a.m. Eastern Time on July 8, 2024 as a virtual meeting for the sole purpose of considering and voting upon the following proposals, and hereby appoints Harrison Gross and Konrad Dabrowski, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all of the shares of the Company registered in the name provided, which the undersigned is entitled to vote at the Meeting and at any adjournments or postponements thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH DIRECTOR IN PROPOSAL 1, FOR PROPOSALS 2, 3, AND 4 AND FOR ANY OTHER PROPOSAL PROPERLY PRESENTED AT THE TIME OF THE ANNUAL MEETING. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the
Extraordinary General Meeting of Stockholders
to be held on July 8, 2024:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR IN PROPOSAL 1, FOR PROPOSALS 2, 3, AND 4, AND FOR ANY OTHER PROPOSAL PROPERLY PRESENTED AT THE TIME OF THE ANNUAL MEETING	Please mark 🖊 ☑ votes as indicated in this example

Proposal 1 — Director Election Proposal	ALL	NONE	ALL EXCEPT
A proposal to elect Harrison Gross, Louis Castro, Kristen McLaughlin and Olivia Bartlett to hold office until the 2025 Annual Meeting of Stockholders or their successors are elected and qualified.	☐	☐	☐ Harrison Gross

☐ Louis Castro

☐ Kristen McLaughlin

☐ Olivia Bartlett

Proposal 2 — Auditor Ratification Proposal	FOR	AGAINST	ABSTAIN
A proposal to ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

Proposal 3 — Amendment to the Articles of Incorporation Proposal	FOR	AGAINST	ABSTAIN
A proposal to approve the Amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio of between 1-for-8 and 1-for-24.	☐	☐	☐

Proposal 4 — Warrant Share Issuance Propossal	FOR	AGAINST	ABSTAIN
A proposal to approve the issuance of shares of common stock upon the exercise of the warrants issued by the Company to investors and the placement agent, dated as of May 1, 2024, as required by and in accordance with Nasdaq Listing Rule 5635(d).	☐	☐	☐

Date: ____________, 2024

Signature _________________________________

Signature (if held jointly) ______________________

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO BROADRIDGE FINANCIAL SOLUTIONS, INC.. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH DIRECTOR IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4, AND FOR ANY OTHER PROPOSAL PROPERLY PRESENTED AT THE TIME OF THE ANNUAL MEETING. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

Annex A

Reverse Stock Split Amendment

CERTIFICATE OF AMENDMENT
OF AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF INNOVATIVE EYEWEAR, INC.

Innovative Eyewear, Inc., a corporation organized and existing under Business Corporation Act of the State of Florida (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Innovative Eyewear, Inc.

2. The Amended and Restated Articles of Incorporation of the Corporation is amended by adding the following new paragraph to the end of Article VI:

Upon the filing and effectiveness (the “Effective Time”) of this amendment to the Corporation’s Amended and Restated Articles of Incorporation, as amended, pursuant to the Business Corporation Act of the State of Florida, each [__1] ([__]) shares of the Common Stock issued immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified and combined into one validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, $0.00001 par value per share (the “New Common Stock”), without any action by the holder thereof (the “Reverse Stock Split”). No fractional shares of New Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a book entry position which formerly represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time, we will issue to stockholders of record who would otherwise be entitled to a fractional share of New Common Stock because the number of shares of Old Common Stock they hold before the Reverse Split is not evenly divisible by the Reverse Stock Split ratio that number of shares of New Common Stock as rounded up to the nearest whole share. Each book entry position that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such book entry position shall have been reclassified and combined; provided, that each person holding of record a book entry position that represented shares of Old Common Stock shall receive, a new book entry position evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination.

3. This Certificate of Amendment has been duly adopted in accordance with Sections 607.1001, 607.0704, and 607.0821 of the Business Corporation Act of the State of Florida. The Corporation’s Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. At the Annual Meeting of Stockholders of the Corporation on [__], 2024, stockholders of the Corporation duly approved the amendment to the Amended and Restated Articles of Incorporation set forth in this Certificate of Amendment.

4. This Certificate of Amendment shall become effective as of 9:00 a.m., Eastern Time on [__], 202[__].

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [__]th day of [__], 202[__].

By
Harrison R. Gross
Chief Executive Officer

[1]	Range equals 1-for-8 and 1-for-24